UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the WGL Holdings, Inc. (“WGL Holdings” or the “Company”) Special Meeting held on May 10, 2017, of the 51,219,000 shares outstanding and entitled to vote, 38,263,289, or 74.71%, were represented, which constituted a quorum. The final results for each of the matters submitted to a vote of shareholders at the Special Meeting are as follows:

Item No. 1: The shareholders approved the Agreement and Plan of Merger (“Merger Agreement”), dated January 25, 2017, by and among AltaGas Ltd., a Canadian corporation (“AltaGas”), Wrangler Inc., a Virginia corporation and indirect, wholly-owned subsidiary of AltaGas, and WGL Holdings, and the plan of merger set forth therein.

For	Against	Abstain	Broker Non-Votes
36,815,446	1,186,105	261,738	—

Item No. 2: The shareholders approved, on an advisory (non-binding) basis, the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger:

For	Against	Abstain	Broker Non-Votes
34,472,364	3,286,624	504,301	—

The shareholders approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement and the plan of merger set forth therein.

For	Against	Abstain	Broker Non-Votes
31,193,653	6,784,952	284,684	—

Item 8.01.	OTHER EVENTS.

A copy of WGL Holdings’ news release, dated May 10, 2017, is attached as Exhibit 99.1.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 10, 2017.

*        *        *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. (Registrant)

Date: May 15, 2017	By:	/s/ William R. Ford
William R. Ford
Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 10, 2017.